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                                                                    Exhibit 11.1



                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (Dollars and common shares in thousands)



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

                                                                      Six Months            Six Months
                                                                    Ended December        Ended December
                                                                       31, 1999              31, 1999
                                                                    --------------        --------------
BASIC:

Weighted average number of common shares outstanding                         7,980                 7,485
                                                                    ==============        ==============
Net income allocable to common shareholders                         $        2,188        $        3,515
                                                                    ==============        ==============
Net income per common share -- basic                                $         0.27        $         0.47
                                                                    ==============        ==============

DILUTED:

Weighted average number of common shares outstanding                         7,980                 7,485
Weighted average common stock equivalents -
  Dilutive options                                                             637                   938
  Dilutive warrants                                                             --                     6
                                                                    --------------        --------------
Weighted average number of common shares outstanding                         8,617                 8,429
                                                                    ==============        ==============
Net income allocable to common shareholders                         $        2,188        $        3,515
                                                                    ==============        ==============
Net income per common share -- diluted                              $         0.25        $         0.42
                                                                    ==============        ==============
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